As filed with the Securities and Exchange Commission on November 9, 2006
Registration No. 333-124119

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAPELLA EDUCATION COMPANY
(Exact name of Registrant as specified in its charter)

Minnesota	8221	41-1717955
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

225 South 6th Street, 9th Floor
Minneapolis, Minnesota 55402
(888) 227-3552
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Stephen G. Shank
Chairman and Chief Executive Officer
Capella Education Company
225 South 6th Street, 9th Floor
Minneapolis, Minnesota 55402
(888) 227-3552
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David B. Miller, Esq. Michael K. Coddington, Esq. Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402 Telephone: (612) 766-7000 Facsimile: (612) 766-1600	Kris F. Heinzelman, Esq. George A. Stephanakis, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 Telephone: (212) 474-1000 Facsimile: (212) 474-3700

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to	Offering Price	Aggregate	Amount of
Securities to be Registered	be Registered(1)	per Share(2)	Offering Price(1)(2)	Registration Fee

Common Stock	4,600,000	$19.50	$89,700,000	$9,598(3)

(1)	Includes 600,000 shares of Common Stock issuable upon exercise of the underwriters’ over-allotment option.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

(3)	$10,152 previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
     This Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-124119) is being filed solely for the purpose of filing a revised version of Exhibit 5.1 thereto, and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution
      The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement, other than underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee. The following expenses will be borne solely by the Registrant.

SEC registration fee	$9,598
NASD filing fee	9,470
Nasdaq listing fee	105,000
Legal fees and expenses	1,400,601
Accounting fees and expenses	655,000
Printing expenses	325,000
Transfer agent fees and expenses	18,000
Miscellaneous expenses	498,000

Total	$3,020,669

Item 14.	Indemnification of Directors and Officers
      Section 302A.521, subd. 2, of the Minnesota Statutes requires that we indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (i) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines, (ii) acted in good faith, (iii) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) in the case of acts or omissions occurring in the person’s performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the company, or, in the case of performance by a director, officer or employee of the company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the company. In addition, Section 302A.521, subd. 3, requires payment by us, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of our board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the board, by special legal counsel, by the shareholders, or by a court.
      Our bylaws provide that we shall indemnify each of our directors and officers, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by the Minnesota Statutes, as detailed above. We also maintain a director and officer liability insurance policy.
      In addition, the investor rights agreement that we entered into with certain of our preferred shareholders, and the warrants that we issued to Legg Mason Wood Walker, Incorporated, obligate us to indemnify such shareholders requesting or joining in a registration (and, in some instances, indemnify each underwriter of the securities so registered, as well as the officers, directors and partners of such shareholders) against any and all loss, damage, liability, cost and expense, including claims arising out of or based on any untrue statement, or alleged untrue statement, of any material fact contained in any registration statement, prospectus or other related document or any omission, or alleged omission, to state any material fact required to be stated or necessary to make the statements not misleading.
      The Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act of 1933, or otherwise.

Item 15.	Recent Sales of Unregistered Securities
Preferred Stock
      In January 2003, we issued 2,184,540.49 shares of our Class G preferred stock to accredited investors. Of the total shares issued, 683,452.20 shares were sold at a purchase price of $11.12 per share for an aggregate amount of $7,599,988.46. The sales were made in reliance on Rule 506 of Regulation D promulgated under the Securities Act of 1933. The remaining 1,501,088.29 shares were issued in full exchange of 1,425,457 shares of our Class F preferred stock. We received no proceeds from this exchange. The exchange was made in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.
Stock Option Grants and Option Exercises
      Since January 1, 2003, we have granted options to purchase 2,000,324 shares of our common stock to officers, directors and employees under our 1999 and 2005 stock incentive plans at exercise prices ranging from $11.12 to $20.00 per share. During the same period, we issued and sold 531,083 shares of our common stock pursuant to option exercises at prices ranging from $2.50 to $14.25 per share. These sales were made in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 and Rule 701 promulgated under the Securities Act of 1933.
Shares Issued Upon the Exercise of Warrants
      On March 9, 2005, we sold and issued 4,500 shares of our common stock to Stephen Shank pursuant to the exercise of a warrant by Mr. Shank at an exercise price of $4.50 per share. The sale was made in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.
      On May 9, 2005, we sold and issued 135,088 shares of our common stock to Legg Mason Wood Walker, Incorporated pursuant to the exercise of a warrant by Legg Mason Wood Walker, Incorporated at an exercise price of $17.10 per share. The sale was made in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.
      On June 14, 2005, we sold and issued 131,238 shares of our common stock to Legg Mason Wood Walker, Incorporated pursuant to the exercise of a warrant by Legg Mason Wood Walker, Incorporated at an exercise price of $5.40 per share. The sale was made in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

Item 16.	Exhibits and Financial Statement Schedules
      (a) Exhibits

Exhibit
Number		Description

1	.1#	Form of Underwriting Agreement.
3	.1#	Articles of Incorporation of the Registrant, as amended to date and as currently in effect, including all Certificates of Designation.
3	.2#	Form of Amended and Restated Articles of Incorporation of the Registrant to be effective upon completion of this offering.

Exhibit
Number		Description

3	.4#	Amended and Restated By-Laws of the Registrant, as amended to date and as currently in effect.
4	.1#	Specimen of common stock certificate.
4	.2#	Third Amended and Restated Co-Sale and Board Representation Agreement, dated as of January 22, 2003, by and among the Registrant and the shareholders named therein.
4.3		Reserved.
4.4		Reserved.
4.5		Reserved.
4.6		Reserved.
4	.7#	Second Amended and Restated Investor Rights Agreement, dated as of January 22, 2003, by and among the Registrant and the shareholders named therein.
4	.8#	Warrant, dated as of June 16, 1998, issued by the Registrant to Legg Mason Wood Walker, Incorporated.
4	.9#	Amendment No. 1 to Warrant, dated as of April 20, 2000, by and between the Registrant and Legg Mason Wood Walker, Incorporated.
4	.10#	Amendment No. 2 to Warrant, dated as of February 21, 2002, by and between the Registrant and Legg Mason Wood Walker, Incorporated.
4	.11#	Amendment No. 3 to Warrant, dated as of January 22, 2003, by and between the Registrant and Legg Mason Wood Walker, Incorporated.
4	.12#	Warrant, dated as of May 11, 2000, issued by the Registrant to Legg Mason Wood Walker, Incorporated.
4	.13#	Amendment No. 1 to Warrant, dated as of February 21, 2002, by and between the Registrant and Legg Mason Wood Walker, Incorporated.
4	.14#	Amendment No. 2 to Warrant, dated as of January 22, 2003, by and between the Registrant and Legg Mason Wood Walker, Incorporated.
4	.15#	Exchange Agreement, dated as of January 22, 2003, by and among the Registrant and the shareholders named therein.
4	.16#	Class G Convertible Preferred Stock Purchase Agreement, dated as of January 15, 2003, by and among the Registrant and the shareholders named therein.
4	.17#	Class F Convertible Preferred Stock Purchase Agreement, dated as of January 31, 2002, by and among the Registrant and the shareholders named therein.
4	.18#	Class E Convertible Preferred Stock Purchase Agreement, dated as of April 20, 2000, by and among the Registrant and the shareholders named therein.
5.1		Opinion of Faegre & Benson LLP.
10	.1#	Capella Education Company 2005 Stock Incentive Plan.
10	.2#	Forms of Option Agreements for the Capella Education Company 2005 Stock Incentive Plan.
10	.3#	Capella Education Company 1999 Stock Option Plan, as amended.
10	.4#	Form of Non-Statutory Stock Option Agreement (Director) for the Capella Education Company 1999 Stock Option Plan.
10	.5#	Form of Non-Statutory Stock Option Agreement (Employee) for the Capella Education Company 1999 Stock Option Plan.
10	.6#	Form of Incentive Stock Option Agreement for the Capella Education Company 1999 Stock Option Plan.
10	.7#	Learning Ventures International, Inc. 1993 Stock Option Plan, as amended.
10	.8#	Form of Option Agreement for the Learning Ventures International, Inc. 1993 Stock Option Plan.
10	.9#	Capella Education Company Employee Stock Ownership Plan and the First Amendment thereto.

Exhibit
Number		Description

10	.10#	Capella Education Company Retirement Plan with Adoption Agreement and EGTRRA Amendment.
10	.11#	Capella Education Company Executive Severance Plan.
10	.12#	Capella Education Company Employee Stock Purchase Plan.
10	.13#	Capella Education Company Annual Incentive Plan for Management Employees – 2005.
10	.14#	Confidentiality, Non-Competition and Inventions Agreement, dated as of April 16, 2001, by and between the Registrant and Michael J. Offerman.
10	.15#	Confidentiality, Non-Competition and Inventions Agreement, dated as of May 9, 2001, by and between the Registrant and Paul A. Schroeder.
10	.16#	Form of Confidentiality, Non-Competition and Inventions Agreement (executed by Scott M. Henkel).
10	.17#	Offer Letter, dated as of March 9, 2001, by and between the Registrant and Paul A. Schroeder.
10	.18#	Offer Letter, dated as of November 10, 2003, by and between the Registrant and Michael J. Offerman.
10	.19#	Offer Letter, dated as of December 22, 2003, by and between the Registrant and Scott M. Henkel.
10	.20#	Offer Letter, dated June 3, 2003, by and between the Registrant and Heidi K. Thom.
10	.21#	Form of Nondisclosure Agreement (executed by Scott M. Henkel, Paul A. Schroeder, Stephen G. Shank, Heidi K. Thom, Michael J. Offerman and Lois M. Martin).
10	.22#	Office Lease, dated as of February 23, 2004, by and between the Registrant and 601 Second Avenue Limited Partnership.
10	.23#	Short Term Office Space Lease, dated as of February 23, 2004, by and between the Registrant and 601 Second Avenue Limited Partnership.
10	.24#	Memorandum of Lease, dated as of March 10, 2004, by and between the Registrant and 601 Second Avenue Limited Partnership.
10	.25#	Office Lease, dated as of June 28, 2000, as amended, by and between the Registrant and 222 South Ninth Street Limited Partnership and ND Properties, Inc. as successor in interest to 222 South Ninth Street Limited Partnership.
10	.26#	Capella Education Company Annual Incentive Plan for Management Employees – 2006.
10	.27#	Form of Performance Vesting Option Agreement (Annual Incentive Plan for Management Employees – 2006) for the Capella Education Company 2005 Stock Incentive Plan.
10	.28#	Offer Letter, dated October 20, 2004, by and between the Registrant and Lois M. Martin.
10	.29#	Offer Letter, dated February 21, 2006, by and between the Registrant and Kenneth J. Sobaski.
10	.30#	Confidentiality, Non-Competition and Inventions Agreement dated as of February 27, 2006, by and between the Registrant and Kenneth J. Sobaski.
10	.31#	Offer Letter, dated June 6, 2006, by and between the Registrant and Reed Watson.
10	.32#	Confidentiality, Non-Competition and Inventions Agreement dated as of June 20, 2006, by and between the Registrant and Reed Watson.
10	.33#	Employment Agreement dated May 30, 2006 between Capella Education Company and Michael J. Offerman.
10	.34#	Amendment to Confidentiality, Non-Competition and Inventions Agreement, dated June 16, 2005, by and between the Registrant and Michael J. Offerman.
10	.35#	Employment Agreement dated May 30, 2006 between Capella Education Company and Paul A. Schroeder.
10	.36#	First Amendment to Lease, dated as of May 16, 2006, by and between the Registrant and 601 Second Avenue Limited Partnership.
10	.37#	Letter Agreement, dated July 5, 2006, between the Registrant and ASB Minneapolis 225 Holdings, LLC

Exhibit
Number		Description

10	.38#	Amendment No. 3 to Lease Agreement, dated as of June 16, 2005, by and between the Registrant and ND Properties, Inc. and ND Properties of Delaware, Inc.
10	.39#	Amendments to Capella Education Company Retirement Plan dated as of April 20, 2006 and June 1, 2006.
10	.40#	Amendment 1 to Employment Agreement dated August 25, 2006 between Paul Schroeder and Capella Education Company
10	.41#	Amendment 1 to Employment Agreement dated August 25, 2006 between Michael Offerman and Capella Education Company
10	.42#	Amendment No. 1 to Capella Education Company 2005 Stock Incentive Plan.
10	.43#	Capella Education Company Senior Executive Severance Plan.
10	.44#	Second Amendment to the Capella Education Company Employee Stock Ownership Plan.
21	.1#	Subsidiaries of the Registrant.
23	.1#	Consent of Ernst & Young.
23	.2#	Consent of Faegre & Benson LLP (included in Exhibit No. 5.1 to Registration Statement).
24	.1#	Powers of Attorney other than for Ms. Taylor and Ms. Drifka.
24	.2#	Powers of Attorney for Ms. Taylor and Ms. Drifka.

#	Previously filed

(b)	Financial Statement Schedule
                Report of Independent Registered Public Accounting Firm on Schedule

Schedule II – Valuation and Qualifying Accounts.
Other schedules are omitted because they are not required.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Shareholders
Capella Education Company
      We have audited the consolidated financial statements of Capella Education Company as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, and have issued our report thereon dated February 10, 2006, except for the Stock-Based Compensation section of Note 11, as to which the date is May 18, 2006, basic earnings per share and related disclosures in Note 2 and Note 11, as to which the date is August 25, 2006, and Note 17, as to which the date is October 3, 2006 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.
      In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Minneapolis, Minnesota
February 10, 2006

CAPELLA EDUCATION COMPANY
Schedule II – Valuation and Qualifying Accounts
Fiscal Years 2003, 2004 and 2005

		Additions
	Beginning	Charged to			Ending
	Balance	Expense	Deductions		Balance

	(In thousands)
Allowance accounts for the years ended:
December 31, 2003
Allowance for doubtful accounts	$1,222	$616	$(1,125	) (a)	$713
Deferred tax asset valuation allowance	14,465	—	(1,602	) (b)	12,863

December 31, 2004
Allowance for doubtful accounts	713	1,376	(1,024	) (a)	1,065
Deferred tax asset valuation allowance	12,863	—	(12,863	) (c)	—

December 31, 2005
Allowance for doubtful accounts	1,065	2,263	(2,029	) (a)	1,299

(a)	Write-off of accounts receivables.

(b)	Reversal of valuation allowance in an amount equal to the reduction in net deferred tax assets due primarily to utilization of net operating loss carryforwards.

(c)	Reversal of deferred tax valuation allowance as a result of achieving three years of cumulative taxable income in 2004 along with expectations of future profitability.

Item 17.	Undertakings.
      (a) The undersigned Registrant hereby undertakes to provide to the underwriters at the closing certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in “Item 14 – Indemnification of Directors and Officers” above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      (c) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 6 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 9th day of November, 2006.

Capella Education Company

By	/s/ Stephen G. Shank

Stephen G. Shank
Chairman of the Board of Directors
and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to Registration Statement has been signed by the following persons in the capacities indicated on November 9, 2006.

Signature	Title

/s/ Stephen G. Shank Stephen G. Shank	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Lois M. Martin Lois M. Martin*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Amy L. Drifka Amy L. Drifka*	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ S. Joshua Lewis S. Joshua Lewis*	Director

/s/ James A. Mitchell James A. Mitchell*	Director

/s/ David W. Smith David W. Smith*	Director

/s/ Tony J. Christianson Tony J. Christianson*	Director

/s/ Gordon A. Holmes Gordon A. Holmes*	Director

/s/ Jody G. Miller Jody G. Miller*	Director

/s/ Jeffrey W. Taylor Jeffrey W. Taylor*	Director

/s/ Darrell R. Tukua Darrell R. Tukua*	Director

Signature	Title

/s/ Jon Q. Reynolds, Jr. Jon Q. Reynolds, Jr.*	Director

/s/ Sandra E. Taylor Sandra E. Taylor*	Director

*	Stephen G. Shank, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By	/s/ Stephen G. Shank

Stephen G. Shank
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number		Description

1	.1#	Form of Underwriting Agreement.
3	.1#	Articles of Incorporation of the Registrant, as amended to date and as currently in effect, including all Certificates of Designation.
3	.2#	Form of Amended and Restated Articles of Incorporation of the Registrant to be effective upon completion of this offering.
3	.4#	Amended and Restated By-Laws of the Registrant, as amended to date and as currently in effect.
4	.1#	Specimen of common stock certificate.
4	.2#	Third Amended and Restated Co-Sale and Board Representation Agreement, dated as of January 22, 2003, by and among the Registrant and the shareholders named therein.
4.3		Reserved.
4.4		Reserved.
4.5		Reserved.
4.6		Reserved.
4	.7#	Second Amended and Restated Investor Rights Agreement, dated as of January 22, 2003, by and among the Registrant and the shareholders named therein.
4	.8#	Warrant, dated as of June 16, 1998, issued by the Registrant to Legg Mason Wood Walker, Incorporated.
4	.9#	Amendment No. 1 to Warrant, dated as of April 20, 2000, by and between the Registrant and Legg Mason Wood Walker, Incorporated.
4	.10#	Amendment No. 2 to Warrant, dated as of February 21, 2002, by and between the Registrant and Legg Mason Wood Walker, Incorporated.
4	.11#	Amendment No. 3 to Warrant, dated as of January 22, 2003, by and between the Registrant and Legg Mason Wood Walker, Incorporated.
4	.12#	Warrant, dated as of May 11, 2000, issued by the Registrant to Legg Mason Wood Walker, Incorporated.
4	.13#	Amendment No. 1 to Warrant, dated as of February 21, 2002, by and between the Registrant and Legg Mason Wood Walker, Incorporated.
4	.14#	Amendment No. 2 to Warrant, dated as of January 22, 2003, by and between the Registrant and Legg Mason Wood Walker, Incorporated.
4	.15#	Exchange Agreement, dated as of January 22, 2003, by and among the Registrant and the shareholders named therein.
4	.16#	Class G Convertible Preferred Stock Purchase Agreement, dated as of January 15, 2003, by and among the Registrant and the shareholders named therein.
4	.17#	Class F Convertible Preferred Stock Purchase Agreement, dated as of January 31, 2002, by and among the Registrant and the shareholders named therein.
4	.18#	Class E Convertible Preferred Stock Purchase Agreement, dated as of April 20, 2000, by and among the Registrant and the shareholders named therein.
5.1		Opinion of Faegre & Benson LLP.
10	.1#	Capella Education Company 2005 Stock Incentive Plan.
10	.2#	Forms of Option Agreements for the Capella Education Company 2005 Stock Incentive Plan.
10	.3#	Capella Education Company 1999 Stock Option Plan, as amended.
10	.4#	Form of Non-Statutory Stock Option Agreement (Director) for the Capella Education Company 1999 Stock Option Plan.
10	.5#	Form of Non-Statutory Stock Option Agreement (Employee) for the Capella Education Company 1999 Stock Option Plan.
10	.6#	Form of Incentive Stock Option Agreement for the Capella Education Company 1999 Stock Option Plan.

Exhibit
Number		Description

10	.7#	Learning Ventures International, Inc. 1993 Stock Option Plan, as amended.
10	.8#	Form of Option Agreement for the Learning Ventures International, Inc. 1993 Stock Option Plan.
10	.9#	Capella Education Company Employee Stock Ownership Plan and the First Amendment thereto.
10	.10#	Capella Education Company Retirement Plan with Adoption Agreement and EGTRRA Amendment.
10	.11#	Capella Education Company Executive Severance Plan.
10	.12#	Capella Education Company Employee Stock Purchase Plan.
10	.13#	Capella Education Company Annual Incentive Plan for Management Employees – 2005.
10	.14#	Confidentiality, Non-Competition and Inventions Agreement, dated as of April 16, 2001, by and between the Registrant and Michael J. Offerman.
10	.15#	Confidentiality, Non-Competition and Inventions Agreement, dated as of May 9, 2001, by and between the Registrant and Paul A. Schroeder.
10	.16#	Form of Confidentiality, Non-Competition and Inventions Agreement (executed by Scott M. Henkel).
10	.17#	Offer Letter, dated as of March 9, 2001, by and between the Registrant and Paul A. Schroeder.
10	.18#	Offer Letter, dated as of November 10, 2003, by and between the Registrant and Michael J. Offerman.
10	.19#	Offer Letter, dated as of December 22, 2003, by and between the Registrant and Scott M. Henkel.
10	.20#	Offer Letter, dated June 3, 2003, by and between the Registrant and Heidi K. Thom.
10	.21#	Form of Nondisclosure Agreement (executed by Scott M. Henkel, Paul A. Schroeder, Stephen G. Shank, Heidi K. Thom, Michael J. Offerman and Lois M. Martin).
10	.22#	Office Lease, dated as of February 23, 2004, by and between the Registrant and 601 Second Avenue Limited Partnership.
10	.23#	Short Term Office Space Lease, dated as of February 23, 2004, by and between the Registrant and 601 Second Avenue Limited Partnership.
10	.24#	Memorandum of Lease, dated as of March 10, 2004, by and between the Registrant and 601 Second Avenue Limited Partnership.
10	.25#	Office Lease, dated as of June 28, 2000, as amended, by and between the Registrant and 222 South Ninth Street Limited Partnership and ND Properties, Inc. as successor in interest to 222 South Ninth Street Limited Partnership.
10	.26#	Capella Education Company Annual Incentive Plan for Management Employees – 2006.
10	.27#	Form of Performance Vesting Option Agreement (Annual Incentive Plan for Management Employees – 2006) for the Capella Education Company 2005 Stock Incentive Plan.
10	.28#	Offer Letter, dated October 20, 2004, by and between the Registrant and Lois M. Martin.
10	.29#	Offer Letter, dated February 21, 2006, by and between the Registrant and Kenneth J. Sobaski.
10	.30#	Confidentiality, Non-Competition and Inventions Agreement dated as of February 27, 2006, by and between the Registrant and Kenneth J. Sobaski.
10	.31#	Offer Letter, dated June 6, 2006, by and between the Registrant and Reed Watson.
10	.32#	Confidentiality, Non-Competition and Inventions Agreement dated as of June 20, 2006, by and between the Registrant and Reed Watson.
10	.33#	Employment Agreement dated May 30, 2006 between Capella Education Company and Michael J. Offerman.
10	.34#	Amendment to Confidentiality, Non-Competition and Inventions Agreement, dated June 16, 2005, by and between the Registrant and Michael J. Offerman.
10	.35#	Employment Agreement dated May 30, 2006 between Capella Education Company and Paul A. Schroeder.
10	.36#	First Amendment to Lease, dated as of May 16, 2006, by and between the Registrant and 601 Second Avenue Limited Partnership.

Exhibit
Number		Description

10	.37#	Letter Agreement, dated July 5, 2006, between the Registrant and ASB Minneapolis 225 Holdings, LLC
10	.38#	Amendment No. 3 to Lease Agreement, dated as of June 16, 2005, by and between the Registrant and ND Properties, Inc. and ND Properties of Delaware, Inc.
10	.39#	Amendments to Capella Education Company Retirement Plan dated as of April 20, 2006 and June 1, 2006.
10	.40#	Amendment 1 to Employment Agreement dated August 25, 2006 between Paul Schroeder and Capella Education Company
10	.41#	Amendment 1 to Employment Agreement dated August 25, 2006 between Michael Offerman and Capella Education Company
10	.42#	Amendment No. 1 to Capella Education Company 2005 Stock Incentive Plan.
10	.43#	Capella Education Company Senior Executive Severance Plan.
10	.44#	Second Amendment to the Capella Education Company Employee Stock Ownership Plan.
21	.1#	Subsidiaries of the Registrant.
23	.1#	Consent of Ernst & Young.
23	.2#	Consent of Faegre & Benson LLP (included in Exhibit No. 5.1 to Registration Statement).
24	.1#	Powers of Attorney other than for Ms. Taylor and Ms. Drifka.
24	.2#	Powers of Attorney for Ms. Taylor and Ms. Drifka.

#	Previously filed